Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street
Rockland, Ma. 02370

INDEPENDENT BANK CORP. REPORTS THIRD QUARTER NET INCOME OF $60.8 MILLION
Franchise strength drives performance in challenging environment

Rockland, Massachusetts (October 19, 2023) Independent Bank Corp. (Nasdaq Global Select Market: INDB), parent of Rockland Trust Company, today announced 2023 third quarter net income of $60.8 million, or $1.38 per diluted share, compared to 2023 second quarter net income of $62.6 million, or $1.42 per diluted share.

The Company generated a return on average assets and a return on average common equity of 1.25% and 8.35%, respectively, for the third quarter of 2023, as compared to 1.29% and 8.78%, respectively, for the prior quarter.

“I am proud of the Company’s fundamental commitment to its customers and communities, as another quarter of strong business activity and solid financial results underscores the inherent value of our relationship banking model.” said Jeffrey Tengel, the Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company. “Our strong balance sheet and capital levels position us well for continuing to successfully navigate forward in a challenging environment.”

BALANCE SHEET

Total assets of $19.4 billion at September 30, 2023 remained relatively consistent with the prior quarter and decreased by $335.2 million, or 1.7%, as compared to the prior year period, driven primarily by lower cash and securities balances.

Total loans at September 30, 2023 of $14.2 billion increased by $84.3 million, or 0.6% (2.4% annualized), compared to the prior quarter. The increase was fueled primarily by consumer real estate, which increased $117.0 million, or 3.5% (14.0% annualized), for the quarter, driven primarily by adjustable-rate residential mortgages. Total commercial loans decreased slightly by $35.9 million, or 0.3% (1.3% annualized), compared to the prior quarter, reflecting construction to permanent commercial real estate transfers and solid closing activity offset by decreased line of credit utilization.

Deposit balances of $15.1 billion at September 30, 2023 decreased by $188.5 million, or 1.2%, from June 30, 2023, primarily attributable to seasonal declines in municipal deposits. Reflecting continued demand for higher rate products, time deposits continue to experience steady growth with the total cost of deposits for the quarter increasing 22 basis points to 1.07%. The volume of new account openings remains robust. Core deposits represented 80.5% of total deposits at September 30, 2023, compared to 82.6% at June 30, 2023.

Borrowings increased by $99.1 million, or 11.0%, during the third quarter of 2023, primarily a result of net changes in loans, deposits, and securities for the quarter.

The securities portfolio decreased by $49.1 million, or 1.6%, compared to June 30, 2023 driven primarily by paydowns, calls, and maturities, along with unrealized losses of $10.4 million in the available for sale portfolio during the third quarter. Total securities represented 15.4% of total assets at September 30, 2023, as compared to 15.6% at June 30, 2023.

Stockholders' equity at September 30, 2023 increased 1.1% when compared to June 30, 2023, driven primarily by strong earnings retention, partially offset by unrealized losses on the available for sale investment securities portfolio included in other comprehensive income. The Company's ratio of common equity to assets of 14.90% at September 30, 2023 represented an increase of 18 basis points, or 1.2%, from June 30, 2023 and an increase of 60 basis points, or 4.2%, from September 30, 2022. The Company's book value per share increased by $0.68, or 1.1%, to $65.37 at September 30, 2023 as compared to the prior quarter. The Company's tangible book value per share at September 30, 2023 rose by $0.72, or 1.7%, from the prior quarter to $42.60, and represented an increase of 7.7% from the year ago period. The Company's ratio of tangible common equity to tangible assets of 10.24% at September 30, 2023 represented an increase of 19 basis points from the prior quarter and an increase of 58 basis points from the year ago period. Please refer to Appendix A for a detailed reconciliation of Non-GAAP balance sheet metrics.

In consideration of the Company's strong current capital position, the Company is announcing a new stock repurchase plan, which authorizes repurchases by the Company of up to $100 million in common stock and is scheduled to expire on October 18, 2024.

NET INTEREST INCOME

Net interest income for the third quarter of 2023 decreased 1.7% to $149.9 million compared to $152.5 million for the prior quarter, as rising deposit costs slightly outpaced the benefit of repriced assets. Both the net interest margin and core margin (excluding purchase accounting and other non-core items) were 3.47% for the third quarter, representing reductions of 7 basis points and 5 basis points, respectively, as compared to the prior quarter. Please refer to Appendix C for additional details regarding the net interest margin and Non-GAAP reconciliation of core margin.

NONINTEREST INCOME

Noninterest income of $33.5 million for the third quarter of 2023 represented an increase of $2.8 million, or 9.1%, as compared to the prior quarter. Significant changes in noninterest income for the third quarter of 2023 compared to the prior quarter included the following:

•Deposit account and interchange and ATM fees increased by $758,000, or 7.6%, due primarily to increased overdraft and treasury management activity.

•Investment management income decreased by $102,000, or 1.0%, primarily driven by a reduction in seasonal tax preparation fees, which are primarily recognized during the second quarter, partially offset by increased insurance commissions. Total assets under administration declined by $183.2 million, or 2.9%, to $6.1 billion during the third quarter of 2023, driven primarily by market depreciation.

•The Company received proceeds on life insurance policies resulting in gains of $1.9 million for the third quarter, as compared to gains of $176,000 in the prior quarter.

•Loan level derivative income decreased by $433,000, or 34.0%, compared to the prior quarter due primarily to lower customer demand.

•Other noninterest income increased by $703,000, or 11.0%, due primarily to outsized loan fees and increased Federal Home Loan Bank dividend income, partially offset by unrealized gains on equity securities and interest on income tax refunds received in the prior quarter.

NONINTEREST EXPENSE

Noninterest expense of $97.8 million for the third quarter of 2023 represented an increase of $2.2 million, or 2.3%, as compared to the prior quarter. Significant changes in noninterest expense for the third quarter compared to the prior quarter included the following:

•Salaries and employee benefits increased by $822,000, or 1.5%, due primarily to increased commissions, timing on certain retirement benefits, and severance.

•Other noninterest expense increased by $1.5 million, or 6.4%, due primarily to increased consultant fees, unrealized losses on equity securities and card issuance costs.

The Company’s tax rate for the third quarter of 2023 decreased slightly to 24.12%, compared to 24.30% for the prior quarter.

ASSET QUALITY

The third quarter provision for credit losses was $5.5 million, as compared to $5.0 million in the prior quarter. Net charge-offs were $5.6 million for the third quarter of 2023, driven predominantly by a partial charge-off of a single commercial real estate credit which had previously been placed on nonaccrual and was largely reserved for during the second quarter. Nonperforming loans decreased by 14.3% to $39.2 million, or 0.28% of total loans at September 30, 2023, as compared to $45.7 million, or 0.32% of total loans at June 30, 2023. Delinquency as a percentage of total loans decreased eight basis points from the prior quarter to 0.22% at September 30, 2023.

The allowance for credit losses on total loans remained flat at $140.6 million, or 0.99% of total loans, at September 30, 2023 and June 30, 2023, respectively.

CONFERENCE CALL INFORMATION

Jeffrey Tengel, Chief Executive Officer, and Mark Ruggiero, Chief Financial Officer and Executive Vice President of Consumer Lending, will host a conference call to discuss third quarter earnings at 10:00 a.m. Eastern Time on Friday, October 20, 2023. Internet access to the call is available on the Company’s website at https://INDB.RocklandTrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Conference Number: 7087586 and will be available through October 27, 2023. Additionally, a webcast replay will be available on the Company's website until October 20, 2024.

ABOUT INDEPENDENT BANK CORP.

    Independent Bank Corp. (NASDAQ Global Select Market: INDB) is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. With retail branches in Eastern Massachusetts and Worcester County as well as commercial banking and investment management offices in Massachusetts and Rhode Island, Rockland Trust offers a wide range of banking, investment, and insurance services to individuals, families, and businesses. The Bank also offers a full suite of mobile, online, and telephone banking services. Rockland Trust was named to The Boston Globe's "Top Places to Work" 2022 list, an honor earned for the 14th consecutive year. Rockland Trust has a longstanding commitment to equity and inclusion. This commitment is underscored by initiatives such as Diversity and Inclusion leadership training, a colleague Allyship mentoring program, and numerous Employee Resource Groups focused on providing colleague support and education, reinforcing a culture of mutual respect and advancing professional development, and Rockland Trust's sponsorship of diverse community organizations through charitable giving and employee-based volunteerism. In addition, Rockland Trust is deeply committed to the communities it serves, as reflected in the overall "Outstanding" rating in its most recent Community Reinvestment Act performance evaluation. Rockland Trust is an FDIC member and an Equal Housing Lender.
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•further weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;
•the effects of inflationary pressures, labor market shortages and supply chain issues;
•the instability or volatility in financial markets and unfavorable general economic or business conditions, globally, nationally or regionally, whether caused by geopolitical concerns, including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas and the possible expansion of such conflicts, recent disruptions in the banking industry, or other factors;
•unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather, pandemics or other external events;
•adverse changes or volatility in the local real estate market;
•adverse changes in asset quality and any unanticipated credit deterioration in our loan portfolio including those related to one or more large commercial relationships;
•acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;
•additional regulatory oversight and related compliance costs;
•changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;
•higher than expected tax expense, including as a result of failure to comply with general tax laws and changes in tax laws;
•changes in market interest rates for interest earning assets and/or interest bearing liabilities;
•increased competition in the Company’s market areas;
•adverse weather, changes in climate, natural disasters, and geopolitical concerns;
•the emergence of widespread health emergencies or pandemics, any further resurgences or variants of the "COVID-19 virus", actions taken by governmental authorities in response thereto, other public health crises or man-made events, and their impact on the Company's local economies or the Company's operations;
•a deterioration in the conditions of the securities markets;
•a deterioration of the credit rating for U.S. long-term sovereign debt or uncertainties surrounding the federal budget;
•inability to adapt to changes in information technology, including changes to industry accepted delivery models driven by a migration to the internet as a means of service delivery;
•electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;
•adverse changes in consumer spending and savings habits;
•the effect of laws and regulations regarding the financial services industry;
•changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business, including any such changes in laws and regulations as a result of recent disruptions in the banking industry, and the associated costs of such changes;
•the Company's potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions;
•changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters;
•cyber security attacks or intrusions that could adversely impact our businesses; and
•other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

    This press release and the appendices attached to it contain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information may include operating net income and operating earnings per share ("EPS"), operating return on average assets, operating return on average common equity, operating return on average tangible common equity, core net interest margin ("core margin"), tangible book value per share and the tangible common equity ratio.

Operating net income, operating EPS, operating return on average assets and operating return on average common equity, exclude items that management believes are unrelated to the Company's core banking business such as merger and acquisition expenses, and other items, if applicable. Management uses operating net income and related ratios and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such items. Management reviews its core margin to determine any items that may impact the net interest margin that may be one-time in nature or not reflective of its core operating environment, such as significant purchase accounting adjustments or other adjustments such as nonaccrual interest reversals/recoveries and prepayment penalties. Management believes that adjusting for these items to arrive at a core margin provides additional insight into the operating environment and how management decisions impact the net interest margin.

    Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing stockholders' equity less goodwill and identifiable intangible assets, or "tangible common equity", by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by "tangible assets", defined as total assets less goodwill and other intangibles), and return on average tangible common equity (which is computed by dividing net income by average tangible common equity). The Company has included information on tangible book value per share, the tangible common equity ratio and return on average tangible common equity because management believes that investors may find it useful to have access to the same analytical tools used by management.  As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles.  Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

    These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating net income, operating EPS, operating return on average assets, operating return on average common equity, core margin, tangible book value per share and the tangible common equity ratio, are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Contacts:

Jeffrey Tengel
President and Chief Executive Officer
(781) 982-6144

Mark J. Ruggiero
Chief Financial Officer and

Executive Vice President of Consumer Lending
(781) 982-6281

Category: Earnings Releases

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEETS
(Unaudited, dollars in thousands)				% Change	% Change
	September 30 2023	June 30 2023	September 30 2022	Sept 2023 vs.	Sept 2023 vs.
				Jun 2023	Sept 2022
Assets
Cash and due from banks	$176,930	$181,810	$172,615	(2.68)%	2.50%
Interest-earning deposits with banks	43,198	126,454	763,681	(65.84)%	(94.34)%
Securities
Trading	4,476	4,477	3,538	(0.02)%	26.51%
Equities	21,475	21,800	20,439	(1.49)%	5.07%
Available for sale	1,353,744	1,372,903	1,425,511	(1.40)%	(5.03)%
Held to maturity	1,594,279	1,623,892	1,697,635	(1.82)%	(6.09)%
Total securities	2,973,974	3,023,072	3,147,123	(1.62)%	(5.50)%
Loans held for sale	3,998	6,577	5,100	(39.21)%	(21.61)%
Loans
Commercial and industrial	1,653,003	1,723,219	1,548,349	(4.07)%	6.76%
Commercial real estate	7,896,230	7,812,796	7,677,917	1.07%	2.84%
Commercial construction	965,442	1,022,796	1,185,157	(5.61)%	(18.54)%
Small business	245,335	237,092	209,567	3.48%	17.07%
Total commercial	10,760,010	10,795,903	10,620,990	(0.33)%	1.31%
Residential real estate	2,338,102	2,221,284	1,959,254	5.26%	19.34%
Home equity - first position	529,938	546,240	578,405	(2.98)%	(8.38)%
Home equity - subordinate positions	565,617	549,158	508,765	3.00%	11.17%
Total consumer real estate	3,433,657	3,316,682	3,046,424	3.53%	12.71%
Other consumer	30,568	27,326	32,936	11.86%	(7.19)%
Total loans	14,224,235	14,139,911	13,700,350	0.60%	3.82%
Less: allowance for credit losses	(140,569)	(140,647)	(147,313)	(0.06)%	(4.58)%
Net loans	14,083,666	13,999,264	13,553,037	0.60%	3.92%
Federal Home Loan Bank stock	43,878	39,488	5,218	11.12%	740.90%
Bank premises and equipment, net	191,560	193,642	198,408	(1.08)%	(3.45)%
Goodwill	985,072	985,072	985,072	—%	—%
Other intangible assets	19,825	21,537	26,934	(7.95)%	(26.39)%
Cash surrender value of life insurance policies	295,670	296,687	293,126	(0.34)%	0.87%
Other assets	550,338	527,328	552,955	4.36%	(0.47)%
Total assets	$19,368,109	$19,400,931	$19,703,269	(0.17)%	(1.70)%
Liabilities and Stockholders' Equity
Deposits
Noninterest-bearing demand deposits	$4,796,148	$4,861,092	$5,622,260	(1.34)%	(14.69)%
Savings and interest checking accounts	5,398,322	5,525,223	6,094,493	(2.30)%	(11.42)%
Money market	2,852,293	3,065,520	3,443,622	(6.96)%	(17.17)%
Time certificates of deposit	2,012,763	1,796,216	1,178,619	12.06%	70.77%
Total deposits	15,059,526	15,248,051	16,338,994	(1.24)%	(7.83)%
Borrowings
Federal Home Loan Bank borrowings	887,548	788,479	643	12.56%	nm
Junior subordinated debentures, net	62,857	62,857	62,855	—%	—%
Subordinated debentures, net	49,957	49,933	49,862	0.05%	0.19%
Total borrowings	1,000,362	901,269	113,360	10.99%	782.46%
Total deposits and borrowings	16,059,888	16,149,320	16,452,354	(0.55)%	(2.39)%
Other liabilities	422,813	396,697	433,714	6.58%	(2.51)%
Total liabilities	16,482,701	16,546,017	16,886,068	(0.38)%	(2.39)%
Stockholders' equity
Common stock	440	440	454	—%	(3.08)%
Additional paid in capital	1,999,448	1,997,674	2,113,313	0.09%	(5.39)%

Retained earnings	1,046,266	1,009,735	882,503	3.62%	18.56%
Accumulated other comprehensive loss, net of tax	(160,746)	(152,935)	(179,069)	5.11%	(10.23)%
Total stockholders' equity	2,885,408	2,854,914	2,817,201	1.07%	2.42%
Total liabilities and stockholders' equity	$19,368,109	$19,400,931	$19,703,269	(0.17)%	(1.70)%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Three Months Ended
				% Change	% Change
	September 30 2023	June 30 2023	September 30 2022	Sept 2023 vs.	Sept 2023 vs.
				Jun 2023	Sept 2022
Interest income
Interest on federal funds sold and short-term investments	$905	$3,312	$6,519	(72.68)%	(86.12)%
Interest and dividends on securities	14,818	15,583	13,244	(4.91)%	11.88%
Interest and fees on loans	187,145	179,759	150,157	4.11%	24.63%
Interest on loans held for sale	60	39	51	53.85%	17.65%
Total interest income	202,928	198,693	169,971	2.13%	19.39%
Interest expense
Interest on deposits	40,713	31,909	6,109	27.59%	566.44%
Interest on borrowings	12,335	14,238	1,261	(13.37)%	878.19%
Total interest expense	53,048	46,147	7,370	14.95%	619.78%
Net interest income	149,880	152,546	162,601	(1.75)%	(7.82)%
Provision for credit losses	5,500	5,000	3,000	10.00%	83.33%
Net interest income after provision for credit losses	144,380	147,546	159,601	(2.15)%	(9.54)%
Noninterest income
Deposit account fees	5,936	5,508	6,261	7.77%	(5.19)%
Interchange and ATM fees	4,808	4,478	4,331	7.37%	11.01%
Investment management	10,246	10,348	8,436	(0.99)%	21.46%
Mortgage banking income	739	670	585	10.30%	26.32%
Increase in cash surrender value of life insurance policies	1,983	1,940	1,883	2.22%	5.31%
Gain on life insurance benefits	1,924	176	477	993.18%	303.35%
Loan level derivative income	842	1,275	471	(33.96)%	78.77%
Other noninterest income	7,065	6,362	5,751	11.05%	22.85%
Total noninterest income	33,543	30,757	28,195	9.06%	18.97%
Noninterest expenses
Salaries and employee benefits	54,797	53,975	52,708	1.52%	3.96%
Occupancy and equipment expenses	12,321	12,385	12,316	(0.52)%	0.04%
Data processing and facilities management	2,404	2,530	2,259	(4.98)%	6.42%
FDIC assessment	2,727	2,674	1,677	1.98%	62.61%
Other noninterest expenses	25,533	23,991	23,768	6.43%	7.43%
Total noninterest expenses	97,782	95,555	92,728	2.33%	5.45%
Income before income taxes	80,141	82,748	95,068	(3.15)%	(15.70)%
Provision for income taxes	19,333	20,104	23,171	(3.84)%	(16.56)%
Net Income	$60,808	$62,644	$71,897	(2.93)%	(15.42)%

Weighted average common shares (basic)	44,135,487	44,129,152	45,839,555
Common share equivalents	11,417	7,573	16,856
Weighted average common shares (diluted)	44,146,904	44,136,725	45,856,411

Basic earnings per share	$1.38	$1.42	$1.57	(2.82)%	(12.10)%
Diluted earnings per share	$1.38	$1.42	$1.57	(2.82)%	(12.10)%

Performance ratios
Net interest margin (FTE)	3.47%	3.54%	3.64%
Return on average assets (calculated by dividing net income by average assets)	1.25%	1.29%	1.43%
Return on average common equity (calculated by dividing net income by average common equity) (GAAP)	8.35%	8.78%	9.90%
Return on average tangible common equity (Non-GAAP) (calculated by dividing net income by average tangible common equity)	12.81%	13.54%	15.26%
Noninterest income as a % of total revenue (calculated by dividing total noninterest income by net interest income plus total noninterest income)	18.29%	16.78%	14.78%
Efficiency ratio (calculated by dividing total noninterest expense by total revenue)	53.31%	52.13%	48.60%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Nine Months Ended
			% Change
	September 30 2023	September 30 2022	Sept 2023 vs.
			Sept 2022

Interest income
Interest on federal funds sold and short-term investments	$4,882	$10,222	(52.24)%
Interest and dividends on securities	45,711	34,571	32.22%
Interest and fees on loans	537,830	413,770	29.98%
Interest on loans held for sale	133	150	(11.33)%
Total interest income	588,556	458,713	28.31%
Interest expense
Interest on deposits	95,297	10,327	822.79%
Interest on borrowings	31,835	3,492	811.66%
Total interest expense	127,132	13,819	819.98%
Net interest income	461,424	444,894	3.72%
Provision for credit losses	17,750	1,000	1,675.00%
Net interest income after provision for credit losses	443,674	443,894	(0.05)%
Noninterest income
Deposit account fees	17,360	17,582	(1.26)%
Interchange and ATM fees	13,470	11,967	12.56%
Investment management	30,373	26,438	14.88%
Mortgage banking income	1,717	2,989	(42.56)%
Increase in cash surrender value of life insurance policies	5,777	5,549	4.11%
Gain on life insurance benefits	2,111	600	251.83%
Loan level derivative income	2,525	1,511	67.11%
Other noninterest income	19,209	15,729	22.12%
Total noninterest income	92,542	82,365	12.36%
Noninterest expenses
Salaries and employee benefits	165,747	150,957	9.80%
Occupancy and equipment expenses	37,528	37,255	0.73%
Data processing and facilities management	7,461	6,878	8.48%
FDIC assessment	8,011	5,225	53.32%
Merger and acquisition expense	—	7,100	(100.00)%
Other noninterest expenses	73,251	71,375	2.63%
Total noninterest expenses	291,998	278,790	4.74%
Income before income taxes	244,218	247,469	(1.31)%
Provision for income taxes	59,519	60,699	(1.94)%
Net Income	$184,699	$186,770	(1.11)%

Weighted average common shares (basic)	44,419,731	46,618,209
Common share equivalents	12,851	17,221
Weighted average common shares (diluted)	44,432,582	46,635,430

Basic earnings per share	$4.16	$4.01	3.74%
Diluted earnings per share	$4.16	$4.00	4.00%

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP):
Net Income	$184,699	$186,770
Noninterest expense components
Add - merger and acquisition expenses	—	7,100
Noncore increases to income before taxes	—	7,100
Net tax benefit associated with noncore items (1)	—	(1,995)
Noncore increases to net income	$—	$5,105
Operating net income (Non-GAAP)	$184,699	$191,875	(3.74)%

Diluted earnings per share, on an operating basis	$4.16	$4.11	1.22%

(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.60%	3.33%
Return on average assets (GAAP) (calculated by dividing net income by average assets)	1.28%	1.25%
Return on average assets on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average assets)	1.28%	1.28%
Return on average common equity (GAAP) (calculated by dividing net income by average common equity)	8.58%	8.51%
Return on average common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average common equity)	8.58%	8.74%
Return on average tangible common equity (GAAP) (calculated by dividing net income by average tangible common equity)	13.21%	13.00%
Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average tangible common equity)	13.21%	13.35%
Noninterest income as a % of total revenue (calculated by dividing total noninterest income by net interest income plus total noninterest income)	16.71%	15.62%
Noninterest income as a % of total revenue on an operating basis (Non-GAAP) (calculated by dividing total noninterest income on an operating basis by net interest income plus total noninterest income)	16.71%	15.62%
Efficiency ratio (GAAP) (calculated by dividing total noninterest expense by total revenue)	52.71%	52.88%
Efficiency ratio on an operating basis (Non-GAAP) (calculated by dividing total noninterest expense on an operating basis by total revenue)	52.71%	51.53%

ASSET QUALITY
(Unaudited, dollars in thousands)	Nonperforming Assets At
	September 30 2023	June 30 2023	September 30 2022
Nonperforming loans
Commercial & industrial loans	$2,953	$3,235	$27,393
Commercial real estate loans	23,867	29,910	15,982
Small business loans	372	348	50
Residential real estate loans	8,493	8,179	8,891
Home equity	3,411	3,944	3,485
Other consumer	75	86	216
Total nonperforming loans	39,171	45,702	56,017
Other real estate owned	110	110	—
Total nonperforming assets	$39,281	$45,812	$56,017

Nonperforming loans/gross loans	0.28%	0.32%	0.41%
Nonperforming assets/total assets	0.20%	0.24%	0.28%
Allowance for credit losses/nonperforming loans	358.86%	307.75%	262.98%
Allowance for credit losses/total loans	0.99%	0.99%	1.08%
Delinquent loans/total loans	0.22%	0.30%	0.17%

	Nonperforming Assets Reconciliation for the Three Months Ended
	September 30 2023	June 30 2023	September 30 2022

Nonperforming assets beginning balance	$45,812	$56,235	$55,915
New to nonperforming	3,455	18,018	30,650
Loans charged-off	(6,018)	(23,767)	(741)
Loans paid-off	(2,915)	(3,984)	(29,450)
Loans restored to performing status	(1,428)	(680)	(366)
Other	375	(10)	9
Nonperforming assets ending balance	$39,281	$45,812	$56,017

	Net Charge-Offs (Recoveries)
	Three Months Ended			Nine Months Ended
	September 30 2023	June 30 2023	September 30 2022	September 30 2023	September 30 2022
Net charge-offs (recoveries)
Commercial and industrial loans	$(111)	$23,174	$(2)	$23,339	$(44)
Commercial real estate loans	5,072	—	(268)	5,072	(271)
Small business loans	77	51	(88)	125	(88)
Home equity	(12)	(10)	(65)	(38)	17
Other consumer	552	269	429	1,102	995
Total net charge-offs (recoveries)	$5,578	$23,484	$6	$29,600	$609

Net charge-offs (recoveries) to average loans (annualized)	0.16%	0.67%	nm	0.28%	0.01%

nm = not meaningful

BALANCE SHEET AND CAPITAL RATIOS
	September 30 2023	June 30 2023	September 30 2022
Gross loans/total deposits	94.45%	92.73%	83.85%
Common equity tier 1 capital ratio (1)	14.42%	14.06%	13.98%
Tier 1 leverage capital ratio (1)	11.12%	10.85%	10.51%
Common equity to assets ratio GAAP	14.90%	14.72%	14.30%
Tangible common equity to tangible assets ratio (2)	10.24%	10.05%	9.66%
Book value per share GAAP	$65.37	$64.69	$61.73
Tangible book value per share (2)	$42.60	$41.88	$39.56
(1) Estimated number for September 30, 2023.
(2) See Appendix A for detailed reconciliation from GAAP to Non-GAAP ratios.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited, dollars in thousands)	Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate
Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$89,449	$905	4.01%	$270,443	$3,312	4.91%	$1,156,143	$6,519	2.24%
Securities
Securities - trading	4,546	—	—%	4,487	—	—%	3,730	—	—%
Securities - taxable investments	3,000,736	14,817	1.96%	3,071,752	15,581	2.03%	3,024,802	13,243	1.74%
Securities - nontaxable investments (1)	188	1	2.11%	191	2	4.20%	196	1	2.02%
Total securities	$3,005,470	$14,818	1.96%	$3,076,430	$15,583	2.03%	$3,028,728	$13,244	1.73%
Loans held for sale	4,072	60	5.85%	2,977	39	5.25%	4,263	51	4.75%
Loans
Commercial and industrial (1)	1,682,000	30,739	7.25%	1,686,348	29,451	7.00%	1,520,924	19,289	5.03%
Commercial real estate (1)	7,823,525	94,861	4.81%	7,803,702	91,813	4.72%	7,760,470	85,284	4.36%
Commercial construction	1,007,814	16,829	6.62%	1,044,650	17,212	6.61%	1,157,876	14,875	5.10%
Small business	240,782	3,752	6.18%	230,371	3,501	6.10%	207,546	2,819	5.39%
Total commercial	10,754,121	146,181	5.39%	10,765,071	141,977	5.29%	10,646,816	122,267	4.56%
Residential real estate	2,276,882	23,197	4.04%	2,153,563	20,943	3.90%	1,909,066	16,533	3.44%
Home equity	1,093,479	18,313	6.64%	1,094,329	17,394	6.38%	1,076,040	11,869	4.38%
Total consumer real estate	3,370,361	41,510	4.89%	3,247,892	38,337	4.73%	2,985,106	28,402	3.77%
Other consumer	30,775	608	7.84%	28,863	566	7.87%	31,883	523	6.51%
Total loans	$14,155,257	$188,299	5.28%	$14,041,826	$180,880	5.17%	$13,663,805	$151,192	4.39%
Total interest-earning assets	$17,254,248	$204,082	4.69%	$17,391,676	$199,814	4.61%	$17,852,939	$171,006	3.80%
Cash and due from banks	184,003			178,707			192,003
Federal Home Loan Bank stock	38,252			44,619			5,745
Other assets	1,859,099			1,826,879			1,854,870
Total assets	$19,335,602			$19,441,881			$19,905,557
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$5,393,209	$11,860	0.87%	$5,512,995	$9,425	0.69%	$6,224,690	$2,110	0.13%
Money market	2,945,450	13,709	1.85%	3,044,486	12,331	1.62%	3,459,212	3,025	0.35%
Time deposits	1,860,440	15,144	3.23%	1,630,015	10,153	2.50%	1,246,841	974	0.31%
Total interest-bearing deposits	$10,199,099	$40,713	1.58%	$10,187,496	$31,909	1.26%	$10,930,743	$6,109	0.22%
Borrowings
Federal Home Loan Bank borrowings	869,646	10,568	4.82%	1,068,585	12,576	4.72%	12,876	55	1.69%
Junior subordinated debentures	62,857	1,150	7.26%	62,856	1,044	6.66%	62,854	589	3.72%
Subordinated debentures	49,944	617	4.90%	49,921	618	4.97%	49,847	617	4.91%
Total borrowings	$982,447	$12,335	4.98%	$1,181,362	$14,238	4.83%	$125,577	$1,261	3.98%
Total interest-bearing liabilities	$11,181,546	$53,048	1.88%	$11,368,858	$46,147	1.63%	$11,056,320	$7,370	0.26%
Noninterest-bearing demand deposits	4,883,009			4,873,767			5,641,742
Other liabilities	381,483			336,210			325,507
Total liabilities	$16,446,038			$16,578,835			$17,023,569
Stockholders' equity	2,889,564			2,863,046			2,881,988

Total liabilities and stockholders' equity	$19,335,602			$19,441,881			$19,905,557

Net interest income		$151,034			$153,667			$163,636

Interest rate spread (2)			2.81%			2.98%			3.54%

Net interest margin (3)			3.47%			3.54%			3.64%

Supplemental Information
Total deposits, including demand deposits	$15,082,108	$40,713		$15,061,263	$31,909		$16,572,485	$6,109
Cost of total deposits			1.07%			0.85%			0.15%
Total funding liabilities, including demand deposits	$16,064,555	$53,048		$16,242,625	$46,147		$16,698,062	$7,370
Cost of total funding liabilities			1.31%			1.14%			0.18%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1.2 million, $1.1 million, and $1.0 million for the three months ended September 30, 2023, June 30, 2023, and September 30, 2022, respectively, determined by applying the Company's marginal tax rates in effect during each respective quarter.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Nine Months Ended
	September 30, 2023			September 30, 2022
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$144,558	$4,882	4.52%	$1,477,117	$10,222	0.93%
Securities
Securities - trading	4,377	—	—%	3,775	—	—%
Securities - taxable investments	3,062,745	45,707	2.00%	2,881,203	34,567	1.60%
Securities - nontaxable investments (1)	191	5	3.50%	198	5	3.38%
Total securities	$3,067,313	$45,712	1.99%	$2,885,176	$34,572	1.60%
Loans held for sale	3,180	133	5.59%	5,841	150	3.43%
Loans
Commercial and industrial (1)	1,662,459	86,762	6.98%	1,531,421	53,816	4.70%
Commercial real estate (1)	7,800,173	276,255	4.74%	7,832,534	238,085	4.06%
Commercial construction	1,061,847	50,508	6.36%	1,180,509	40,599	4.60%
Small business	231,299	10,472	6.05%	202,151	7,891	5.22%
Total commercial	10,755,778	423,997	5.27%	10,746,615	340,391	4.23%
Residential real estate	2,163,130	63,498	3.92%	1,774,355	45,109	3.40%
Home equity	1,092,304	51,951	6.36%	1,051,921	29,709	3.78%
Total consumer real estate	3,255,434	115,449	4.74%	2,826,276	74,818	3.54%
Other consumer	30,885	1,751	7.58%	31,092	1,519	6.53%
Total loans	$14,042,097	$541,197	5.15%	$13,603,983	$416,728	4.10%
Total interest-earning assets	$17,257,148	$591,924	4.59%	$17,972,117	$461,672	3.43%
Cash and due from banks	181,380			184,754
Federal Home Loan Bank stock	32,615			7,780
Other assets	1,843,564			1,853,818
Total assets	$19,314,707			$20,018,469
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$5,545,951	$28,758	0.69%	$6,224,317	$3,418	0.07%
Money market	3,079,942	36,433	1.58%	3,517,459	4,191	0.16%
Time deposits	1,596,889	30,106	2.52%	1,355,861	2,718	0.27%
Total interest-bearing deposits	$10,222,782	$95,297	1.25%	$11,097,637	$10,327	0.12%
Borrowings
Federal Home Loan Bank borrowings	747,640	26,788	4.79%	21,361	311	1.95%
Long-term borrowings	—	—	—%	2,988	31	1.39%
Junior subordinated debentures	62,856	3,195	6.80%	62,854	1,298	2.76%
Subordinated debentures	49,921	1,852	4.96%	49,824	1,852	4.97%
Total borrowings	$860,417	$31,835	4.95%	$137,027	$3,492	3.41%
Total interest-bearing liabilities	$11,083,199	$127,132	1.53%	$11,234,664	$13,819	0.16%
Noninterest-bearing demand deposits	4,990,869			5,544,476
Other liabilities	363,989			303,308
Total liabilities	$16,438,057			$17,082,448
Stockholders' equity	2,876,650			2,936,021

Total liabilities and stockholders' equity	$19,314,707			$20,018,469

Net interest income		$464,792			$447,853

Interest rate spread (2)			3.06%			3.27%

Net interest margin (3)			3.60%			3.33%

Supplemental Information
Total deposits, including demand deposits	$15,213,651	$95,297		$16,642,113	$10,327
Cost of total deposits			0.84%			0.08%
Total funding liabilities, including demand deposits	$16,074,068	$127,132		$16,779,140	$13,819
Cost of total funding liabilities			1.06%			0.11%
(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $3.4 million and $3.0 million for the nine months ended September 30, 2023 and 2022, respectively.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statements have been reclassified to conform to the current year's presentation.

APPENDIX A: NON-GAAP Reconciliation of Balance Sheet Metrics

(Unaudited, dollars in thousands, except per share data)

    The following table summarizes the calculation of the Company's tangible common equity to tangible assets ratio and tangible book value per share, at the dates indicated:

	September 30 2023	June 30 2023	September 30 2022
Tangible common equity	(Dollars in thousands, except per share data)
Stockholders' equity (GAAP)	$2,885,408	$2,854,914	$2,817,201	(a)
Less: Goodwill and other intangibles	1,004,897	1,006,609	1,012,006
Tangible common equity (Non-GAAP)	$1,880,511	$1,848,305	$1,805,195	(b)
Tangible assets
Assets (GAAP)	$19,368,109	$19,400,931	$19,703,269	(c)
Less: Goodwill and other intangibles	1,004,897	1,006,609	1,012,006
Tangible assets (Non-GAAP)	$18,363,212	$18,394,322	$18,691,263	(d)

Common Shares	44,141,973	44,130,901	45,634,626	(e)

Common equity to assets ratio (GAAP)	14.90%	14.72%	14.30%	(a/c)
Tangible common equity to tangible assets ratio (Non-GAAP)	10.24%	10.05%	9.66%	(b/d)
Book value per share (GAAP)	$65.37	$64.69	$61.73	(a/e)
Tangible book value per share (Non-GAAP)	$42.60	$41.88	$39.56	(b/e)

APPENDIX B: Non-GAAP Reconciliation of Earnings Metrics

(Unaudited, dollars in thousands)

    The following table summarizes the impact of noncore items on the Company's calculation of noninterest income and noninterest expense, the impact of noncore items on noninterest income as a percentage of total revenue and the efficiency ratio, as well as the average tangible common equity used to calculate return on average tangible common equity and operating return on tangible common equity for the periods indicated:

	Three Months Ended			Nine Months Ended
	September 30 2023	June 30 2023	September 30 2022	September 30 2023	September 30 2022
Net interest income (GAAP)	$149,880	$152,546	$162,601	$461,424	$444,894	(a)

Noninterest income (GAAP)	$33,543	$30,757	$28,195	$92,542	$82,365	(b)
Noninterest income on an operating basis (Non-GAAP)	$33,543	$30,757	$28,195	$92,542	$82,365	(c)

Noninterest expense (GAAP)	$97,782	$95,555	$92,728	$291,998	$278,790	(d)
Less:
Merger and acquisition expense	—	—	—	—	7,100
Noninterest expense on an operating basis (Non-GAAP)	$97,782	$95,555	$92,728	$291,998	$271,690	(e)

Total revenue (GAAP)	$183,423	$183,303	$190,796	$553,966	$527,259	(a+b)
Total operating revenue (Non-GAAP)	$183,423	$183,303	$190,796	$553,966	$527,259	(a+c)

Net income (GAAP)	$60,808	$62,644	$71,897	$184,699	$186,770
Operating net income (Non-GAAP) (See income statement for reconciliation of GAAP to Non-GAAP)	$60,808	$62,644	$71,897	$184,699	$191,875

Average common equity (GAAP)	$2,889,564	$2,863,046	$2,881,988	$2,876,650	$2,936,021
Less: Average goodwill and other intangibles	1,005,778	1,007,500	1,013,169	1,007,526	1,015,040
Tangible average tangible common equity (Non-GAAP)	$1,883,786	$1,855,546	$1,868,819	$1,869,124	$1,920,981

Ratios
Noninterest income as a % of total revenue (GAAP) (calculated by dividing total noninterest income by total revenue)	18.29%	16.78%	14.78%	16.71%	15.62%	(b/(a+b))
Noninterest income as a % of total revenue on an operating basis (Non-GAAP) (calculated by dividing total noninterest income on an operating basis by total revenue)	18.29%	16.78%	14.78%	16.71%	15.62%	(c/(a+c))
Efficiency ratio (GAAP) (calculated by dividing total noninterest expense by total revenue)	53.31%	52.13%	48.60%	52.71%	52.88%	(d/(a+b))
Efficiency ratio on an operating basis (Non-GAAP) (calculated by dividing total noninterest expense on an operating basis by total revenue)	53.31%	52.13%	48.60%	52.71%	51.53%	(e/(a+c))
Return on average tangible common equity (Non-GAAP) (calculated by dividing annualized net income by average tangible common equity)	12.81%	13.54%	15.26%	13.21%	13.00%
Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing annualized net operating net income by average tangible common equity)	12.81%	13.54%	15.26%	13.21%	13.35%

APPENDIX C: Net Interest Margin Analysis & Non-GAAP Reconciliation of Core Margin

	Three Months Ended
	September 30, 2023			June 30, 2023
	Volume	Interest	Margin Impact	Volume	Interest	Margin Impact
	(Dollars in thousands)
Reported total interest earning assets	$17,254,248	$151,034	3.47%	$17,391,676	$153,667	3.54%
Acquisition fair value marks:
Loan accretion		(330)			(862)
CD amortization		11			11
		(319)	—%		(851)	(0.02)%

Nonaccrual interest, net		67	—%		231	0.01%

Other noncore adjustments	(5,448)	(77)	—%	(6,362)	(287)	(0.01)%

Core margin (Non-GAAP)	$17,248,800	$150,705	3.47%	$17,385,314	$152,760	3.52%